UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
November 29, 2005
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 29, 2005, Sun New Media Inc. (“SNMI”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Sun Media Investment Holdings Ltd. (“SMIH”). The Purchase Agreement provides that SNMI will acquire Sun New Media Holdings Ltd. (“SMH”) from its parent company SMIH. SNMI will pay US$1.00 to SMIH in exchange for 100% of the outstanding shares of SMH. As a result of the acquisition, SNMI will indirectly own a 51% stake in Compass Multi-media Ltd. and an 85% stake in Sun 365 Multi-media Holding Limited, which was previously owned by SMH.
     The closing of the transaction pursuant to the Purchase Agreement is subject to certain closing conditions and is expected to close during the first quarter of 2006.
     The Purchase Agreement is attached hereto as Exhibit 2.1 and a copy of the press release announcing the acquisition of additional assets by SNMI is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
2.1	Sale and Purchase Agreement dated November 29, 2005 by and between Sun Media Investment Holdings Ltd. and Sun New Media Inc.

99.1	Press Release dated November 30, 2005 announcing the acquisition of additional assets by Sun New Media Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 1, 2005

SUN NEW MEDIA INC.
By:	/s/ Clarence Lo
Clarence Lo, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement dated November 29, 2005 by and between Sun Media Investment Holdings Ltd. and Sun New Media Inc.

99.1	Press Release dated November 30, 2005 announcing the acquisition of additional assets by Sun New Media Inc.